Exhibit 99.1
Earthstone Energy, Inc. Reports Third Quarter and
Year to Date 2018 Financial Results

The Woodlands, Texas, November 7, 2018 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the three and nine months ended September 30, 2018.

Third Quarter 2018 Highlights

•	Revenues of $46.1 million

•	Average daily production of 10,766 Boepd(1)

•	Adjusted EBITDAX(2) of $26.4 million(3)

•	Net income of $0.6 million(3)

•	Net income attributable to Earthstone Energy, Inc. of $0.2 million, or $0.01 per diluted share

•	Capital expenditures of $37.3 million

Year To Date 2018 Highlights

•	Revenues of $124.1 million

•	Average daily production of 9,762 Boepd(1)

•	Adjusted EBITDAX(2) of $72.2 million(3)

•	Net income of $14.2 million(3)

•	Net income attributable to Earthstone Energy, Inc. of $6.2 million, or $0.22 per diluted share

•	Capital expenditures of $111.8 million

(1)	Represents reported sales volumes.

(2)	Adjusted EBITDAX is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measure” section below.

(3)
Includes a $4.8 million charge to expense representing management’s estimate of a pending lawsuit settlement, pursuant to an agreement in principle reached on October 23, 2018 (see below). Adjusted EBITDAX has not been increased to adjust for this charge in the period presented.

Management Comments

Robert J. Anderson, President of Earthstone Energy, Inc., commented, “The third quarter was a very busy and successful quarter for the Company. We achieved the highest quarterly production and Adjusted EBITDAX in our history despite the lowest realized oil prices out of the three quarters this year. We continue to operate our one-rig drilling program and complete wells in Reagan County with results that are in line with or exceed our expectations and type curves. We completed and announced a trade just after the quarter ended that not only increased our net production but gave us an increased acreage footprint in central Reagan County that will allow for greater operating efficiency as we plan for longer laterals and will greatly enhance surface operations. Lastly, our team worked tirelessly to sign and announce the proposed acquisition of nearly 21,000 net acres along with 11,200 Boe/day of net production in the northern Midland Basin. We expect to close in early 2019 after a shareholder vote.”

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended September 30,			Nine Months Ended September 30,
	2018		2017	2018		2017
Total Revenues	46,076		31,282	124,121		72,402

Lease operating expense	4,843		5,407	14,509		14,990

General and administrative expense (excluding stock-based compensation)	3,422		5,608	13,274		14,838
Stock-based compensation (non-cash)	1,522		1,687	5,535		4,645
General and administrative expense	4,944		7,295	18,809		19,483

Net income (loss)	564		4,008	14,227		(50,230)
Less: Net income (loss) attributable to noncontrolling interest	340		2,452	8,032		(35,392)
Net income (loss) attributable to Earthstone Energy, Inc.	224		1,556	6,195		(14,838)
Net income (loss) per common share(1)
Basic	0.01		0.07	0.22		(0.66)
Diluted	0.01		0.07	0.22		(0.66)
Adjusted EBITDAX(2)	26,443	(5)	19,109	72,239	(5)	38,538

Production(3):
Oil (MBbls)	645		563	1,696		1,300
Gas (MMcf)	947		967	2,883		2,328
NGL (MBbls)	188		166	489		350
Total (MBoe)(4)	991		890	2,665		2,038
Average Daily Production (Boepd)	10,766		9,671	9,762		7,464
Average Prices:
Oil ($/Bbl)	60.12		45.73	61.97		46.02
Gas ($/Mcf)	1.89		2.60	2.17		2.72
NGL ($/Bbl)	29.31		18.29	26.10		17.86
Total ($/Boe)	46.52		35.16	46.57		35.53
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	53.30		46.42	53.82		46.26
Gas ($/Mcf)	1.92		2.71	2.23		2.68
NGL ($/Bbl)	29.31		18.29	26.10		17.86
Total ($/Boe)	42.10		35.72	41.45		35.64

(1)	Net Income (Loss) Per Common Share attributable to Earthstone Energy, Inc.

(2)	See “Reconciliation of Non-GAAP Financial Measure” section below.

(3)	Represents reported sales volumes.

(4)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (BOE).

(5)
Includes a $4.8 million charge to expense representing management’s estimate of a pending lawsuit settlement, pursuant to an agreement in principle reached on October 23, 2018 (see below). Adjusted EBITDAX has not been increased to adjust for this charge in the period presented.

Liquidity

As of September 30, 2018, we had $13.4 million in cash and $35.0 million of long-term debt outstanding under our credit facility with a current borrowing base of $225 million. In early November, 2018, our borrowing base was increased from $225 million to $275 million, increasing liquidity by $50 million.

Capital Expenditures

During the three months ended September 30, 2018, we incurred capital expenditures of approximately $37.3 million, on an accrual basis, primarily consisting of drilling and completion costs.

Litigation Settlement

On October 23, 2018, we entered into a Rule 11 Agreement and agreed in principle to settle pending litigation applicable to certain operations conducted by Bold Energy III LLC (“Bold”) preceding our acquisition of Bold in 2017. Based on management’s current estimate, a $4.8 million expense has been accrued as litigation settlement expense as of September 30, 2018. While currently finalizing certain related agreements, we believe the settlement will allow for additional drilling locations with laterals approximating 10,000 feet, as well as acceleration of our development activities.

Hedging Update

As of September 30, 2018, we had hedged a total of 414 MBbls of remaining 2018 oil production at an average price of $54.05/Bbl and 610 MMBtu of remaining 2018 natural gas production at average price of $2.95/MMBbtu. Additionally, we had 243.8 MBbls of WTI Midland Argus Crude Oil Basis Swaps at -$1.90/Bbl and 92 MBbls of LLS Crude Oil Basis Swaps at +$6.35/Bbl remaining for 2018 oil production. Related to 2019 production, we had hedged a total of 1,624 MBbls at an average price of $58.95/Bbl, and we had 1,278 MBbls of WTI Midland Argus Crude Basis Swaps at -$6.39/Bbl and 365 MBbls of LLS Crude Oil Basis Swaps at +$4.50/Bbl. For 2020 production, we had hedged a total of 732 MBbls at an average price of $63.08/Bbl, and we had 732 MBbls of WTI Midland Argus Crude Oil Swaps at -$5.38/Bbl.

Additionally, in October and early November 2018, we entered into the following crude oil and natural gas derivative contracts:

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
Q1 - Q4 2019	Crude Oil	730,000	$73.05
Q1 - Q4 2020	Crude Oil	732,000	$68.67
Q1 - Q4 2019	Crude Oil Basis Swap(1)	730,000	$(5.50)
Q1 - Q4 2020	Crude Oil Basis Swap(1)	732,000	$(0.10)
Q1 - Q4 2019	Natural Gas	1,277,550	$2.87
Q1 - Q4 2019	Natural Gas (Basis Swap)(2)	1,277,550	$(1.28)

(1)	The basis differential price is between WTI Midland Argus Crude and the WTI NYMEX.

(2)	The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

Sabalo Energy Acquisition Financing Update

Subsequent to our entering into a financing commitment with a group of banks to provide an amended and restated five-year senior secured reserve-based revolving credit facility with a minimum initial borrowing base of $475 million, the Company received commitments from a syndicate of banks, including the banks providing the initial $475 million borrowing base commitment, for an increased minimum initial borrowing base of $550 million, conditioned upon the closing of our previously announced acquisition of Sabalo Energy, LLC (“Sabalo”).

Conference Call Details

Earthstone is hosting a conference call on Thursday, November 8, 2018 at 11:00 a.m. Eastern (10:00 a.m. Central) to discuss the Company’s operational and financial results for the third quarter of 2018 and its outlook for the remainder of 2018 and preliminary outlook for 2019. Prepared remarks by Frank A. Lodzinski, Chief Executive Officer, Robert J. Anderson, President, and Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company's website (www.earthstoneenergy.com). Please select "Events & Presentations" under the "Investors" section of the Company's website and log on at least 10 minutes in advance to register.

A replay of the call will be available on the Company’s website and by telephone until 11:00 a.m. Eastern (10:00 a.m. Central), Thursday, November 22, 2018. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13684836.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the acquisition (the “Acquisition”) of Sabalo to Earthstone and its stockholders, the anticipated completion of the Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to obtain stockholder and regulatory approvals of the Acquisition; the ability to complete the Acquisition on anticipated terms and timetable; Earthstone’s ability to integrate its combined operations successfully after the Acquisition and achieve anticipated benefits from it; the possibility that various closing conditions for the Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or Sabalo; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under Earthstone’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2017, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Additional Information and Where to Find It

In connection with the proposed Acquisition, Earthstone filed with the SEC on November 6, 2018 and subsequently mailed to its security holders a definitive proxy statement and other relevant documents in connection with the proposed Acquisition. This release is not a substitute for the definitive proxy statement or any other document that Earthstone may file with the SEC or send to its stockholders in connection with the proposed Acquisition. EARTHSTONE URGES SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS LATER FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EARTHSTONE AND THE PROPOSED ACQUISITION. Investors and security holders can obtain these materials and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the definitive proxy statement may be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com.  Investors and security holders may also read and copy any reports, statements and other information filed by Earthstone, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting Earthstone by mail at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas, 77380, or by telephone at 281-298-4246.

Participants in the Solicitation

Earthstone and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Acquisition. Information regarding Earthstone’s directors and executive officers is available in its definitive proxy statement filed with the SEC by Earthstone on November 6, 2018 in connection with the special meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement filed with the SEC on November 6, 2018.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Director of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	September 30,	December 31,
ASSETS	2018	2017
Current assets:
Cash	$13,429	$22,955
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	14,600	14,978
Joint interest billings and other, net of allowance of $111 and $138 at September 30, 2018 and December 31, 2017, respectively	6,047	7,778
Derivative asset	—	184
Prepaid expenses and other current assets	1,440	1,178
Total current assets	35,516	47,073

Oil and gas properties, successful efforts method:
Proved properties	684,862	605,039
Unproved properties	268,426	275,025
Land	5,382	5,534
Total oil and gas properties	958,670	885,598

Accumulated depreciation, depletion and amortization	(115,382)	(118,028)
Net oil and gas properties	843,288	767,570

Other noncurrent assets:
Goodwill	17,620	17,620
Office and other equipment, net of accumulated depreciation of $2,378 and $2,093 at September 30, 2018 and December 31, 2017, respectively	725	947
Other noncurrent assets	1,252	1,207
TOTAL ASSETS	$898,401	$834,417
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$22,234	$33,472
Revenues and royalties payable	32,459	10,288
Accrued expenses	14,274	8,707
Advances	2,771	4,587
Derivative liability	23,391	11,805
Total current liabilities	95,129	68,859

Noncurrent liabilities:
Long-term debt	35,000	25,000
Deferred tax liability	10,634	10,515
Asset retirement obligation	1,635	2,354
Derivative liability	10,019	1,826
Other noncurrent liabilities	1,891	131
Total noncurrent liabilities	59,179	39,826

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 28,400,421 issued and outstanding at September 30, 2018 and 27,584,638 issued and outstanding at December 31, 2017	28	28
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 35,663,034 shares issued and outstanding at September 30, 2018; 36,052,169 issued and outstanding at December 31, 2017	36	36

Additional paid-in capital	512,960	503,932
Accumulated deficit	(218,627)	(224,822)
Total Earthstone Energy, Inc. equity	294,397	279,174
Noncontrolling interest	449,696	446,558
Total equity	744,093	725,732

TOTAL LIABILITIES AND EQUITY	$898,401	$834,417

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUES
Oil	$38,791	$25,733	$105,111	$59,815
Natural gas	1,790	2,513	6,257	6,338
Natural gas liquids	5,495	3,036	12,753	6,249
Total revenues	46,076	31,282	124,121	72,402

OPERATING COSTS AND EXPENSES
Lease operating expense	4,843	5,407	14,509	14,990
Severance taxes	2,254	1,588	6,115	3,705
Impairment expense	833	92	833	66,740
Depreciation, depletion and amortization	12,842	10,330	33,362	28,258
General and administrative expense	4,944	7,295	18,809	19,483
Transaction costs	892	109	892	4,676
Accretion of asset retirement obligation	44	72	128	378
Total operating costs and expenses	26,652	24,893	74,648	138,230

Gain on sale of oil and gas properties	4,096	2,157	4,608	3,848

Income (loss) from operations	23,520	8,546	54,081	(61,980)

OTHER INCOME (EXPENSE)
Interest expense, net	(565)	(903)	(1,788)	(1,873)
Write-off of deferred financing costs	—	—	—	(526)
(Loss) gain on derivative contracts, net	(17,481)	(3,663)	(33,606)	4,137
Litigation settlement	(4,775)	—	(4,775)	—
Other income, net	37	(66)	434	(34)
Total other income (expense)	(22,784)	(4,632)	(39,735)	1,704

Income (loss) before income taxes	736	3,914	14,346	(60,276)
Income tax (expense) benefit	(172)	94	(119)	10,046
Net income (loss)	564	4,008	14,227	(50,230)

Less: Net income (loss) attributable to noncontrolling interest	340	2,452	8,032	(35,392)

Net income (loss) attributable to Earthstone Energy, Inc.	$224	$1,556	$6,195	$(14,838)

Net income (loss) per common share attributable to Earthstone Energy, Inc.:
Basic	$0.01	$0.07	$0.22	$(0.66)
Diluted	$0.01	$0.07	$0.22	$(0.66)

Weighted average common shares outstanding:
Basic	28,257,376	22,905,023	28,011,298	22,638,977
Diluted	28,311,759	22,905,023	28,108,365	22,638,977

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$14,227	$(50,230)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment of proved and unproved oil and gas properties	833	66,740
Depreciation, depletion and amortization	33,362	28,258
Accretion of asset retirement obligations	128	378
Settlement of asset retirement obligations	(79)	—
Gain on sale of oil and gas properties	(4,608)	(3,848)
Total loss (gain) on derivative contracts, net	33,606	(4,137)
Operating portion of net cash paid in settlement of derivative contracts	(13,643)	229
Stock-based compensation	5,535	4,645
Deferred income taxes	119	(10,046)
Write-off of deferred financing costs	—	526
Amortization of deferred financing costs	228	195
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,476)	6,964
Increase in prepaid expenses and other current assets	(372)	(455)
Increase (decrease) in accounts payable and accrued expenses	3,939	(11,522)
Increase (decrease) in revenues and royalties payable	26,572	(4,019)
Increase (decrease) in advances	(1,816)	506
Net cash provided by operating activities	96,555	24,184
Cash flows from investing activities:
Bold Contribution Agreement, net of cash acquired	—	(55,609)
Additions to oil and gas properties	(120,124)	(29,958)
Additions to office and other equipment	(121)	(139)
Proceeds from sales of oil and gas properties	5,840	5,054
Net cash used in investing activities	(114,405)	(80,652)
Cash flows from financing activities:
Proceeds from borrowings	70,308	70,000
Repayments of borrowings	(60,308)	(11,193)
Cash paid related to the exchange and cancellation of Class A Common Stock	(1,402)	(324)
Deferred financing costs	(274)	(1,168)
Net cash provided by financing activities	8,324	57,315
Net (decrease) increase in cash	(9,526)	847
Cash at beginning of period	22,955	10,200
Cash at end of period	$13,429	$11,047
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$1,480	$1,555
Non-cash investing and financing activities:
Class B Common stock issued in Bold Contribution Agreement	$—	$489,842
Class A Common stock issued in Bold Contribution Agreement	$—	$2,037
Accrued capital expenditures	$11,314	$19,519
Asset retirement obligations	$(120)	$83

Earthstone Energy, Inc.
Reconciliation of Non-GAAP Financial Measure
Unaudited

I. Adjusted EBITDAX

The non-GAAP financial measures of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, this non-GAAP measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net income (loss) plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) on sale of oil and gas properties; unrealized loss (gain) on derivatives; stock-based compensation; and income tax expense (benefit).

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) (1)	564	4,008	14,227	(50,230)
Accretion of asset retirement obligations	44	72	128	378
Impairment expense	833	92	833	66,740
Depletion, depreciation and amortization	12,842	10,330	33,362	28,258
Interest expense, net	565	903	1,788	1,873
Transaction costs	892	109	892	4,676
(Gain) on sale of oil and gas properties	(4,096)	(2,157)	(4,608)	(3,848)
Unrealized loss (gain) on derivative contracts	13,105	4,159	19,963	(3,908)
Stock based compensation (non-cash)(2)	1,522	1,687	5,535	4,645
Income tax expense (benefit)	172	(94)	119	(10,046)
Adjusted EBITDAX	26,443	19,109	72,239	38,538

(1)	Includes a $4.8 million charge to expense representing management's estimate of a pending lawsuit settlement, pursuant to an agreement in principle reached on October 23, 2018.

(2)	Included in General and administrative expense in the Condensed Consolidated Statements of Operations.